EX-99.23(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Trustees of JNLNY Variable Fund I LLC:


We consent to the use of our report dated February 26, 2007 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in the Prospectus and "INVESTMENT ADVISER, SUB-ADVISERS AND OTHER SERVICE PROVIDERS" in the Statement of Additional Information.

                                    KPMG LLP

Chicago, Illinois
April 20, 2007